Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:

Idera Pharmaceuticals, Inc.	MacDougall Biomedical Communications
Kelly Luethje	Chris Erdman
617-679-5519	508-647-0209
E-mail: kluethje@iderapharma.com	E-mail: cerdman@macbiocom.com
Idera Pharmaceuticals Common Stock Approved for Listing
on NASDAQ Global Market
Cambridge, MA, November 26, 2007 — Idera Pharmaceuticals, Inc. (AMEX: IDP) today announced that it has received notification from The NASDAQ Stock Market® that its common stock has been approved for listing on NASDAQ Global Market. The Company is currently going through all the required regulatory processes associated with the transition and expects its common stock to begin trading on NASDAQ under its new symbol IDRA on Monday, December 10, 2007. The Company’s common stock will continue to trade on the American Stock Exchange under its current symbol IDP until such time.
“We believe the move to NASDAQ’s electronic market will provide our stock with improved visibility and liquidity and give us more exposure to institutional investors,” said Sudhir Agrawal, D. Phil., Chief Executive Officer and Chief Scientific Officer. “We thank the American Stock Exchange and our specialists, Cohen Specialists, for their support over the last few years.”
About Idera Pharmaceuticals, Inc.
Idera Pharmaceuticals is a drug discovery and development company that is developing drug candidates to treat cancer and infectious, respiratory, and autoimmune diseases, and for use as vaccine adjuvants. Idera’s proprietary drug candidates are designed to modulate specific TLRs, which are a family of immune system receptors. Idera’s pioneering DNA chemistry expertise enables it to identify drug candidates for internal development and creates opportunities for multiple collaborative alliances. Idera’s most advanced clinical candidate, IMO-2055, is an agonist of TLR9 and is currently in a Phase 2 trial in oncology and in a Phase 1/2 chemotherapy combination trial in oncology. Idera’s second TLR9 agonist, IMO-2125, is currently in a Phase 1 trial for the treatment of hepatitis C virus infection. Idera is collaborating with Novartis International Pharmaceutical, Ltd. for the discovery, development, and commercialization of TLR9 agonists for the treatment of asthma and allergy indications. Idera is also collaborating with Merck & Co., Inc. for the use of Idera’s TLR7, 8 and 9 agonists in combination with Merck’s therapeutic and prophylactic vaccines in the areas of oncology, infectious diseases, and Alzheimer’s disease. For more information, visit www.iderapharma.com.
Forward Looking Statements
This press release contains forward-looking statements concerning Idera Pharmaceuticals, Inc. that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “should,” “could,” “will,” “may,” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Idera’s actual results to differ materially from those indicated by such forward-looking statements, including whether products based on Idera’s technology will advance into or through the clinical trial process on a timely basis or at all and receive approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company’s products receive approval, they will be successfully distributed and marketed; whether the Company’s collaborations with Novartis and Merck will be successful; whether Idera’s cash resources will be sufficient to fund product development and clinical trials; and such other important factors as are set forth under the caption “Risk Factors” in Idera’s Quarterly Report on Form 10-Q filed on November 13, 2007, which important factors are incorporated herein by reference. Idera disclaims any intention or obligation to update any forward-looking statements.
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